Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 333-103267-03 of Ferrellgas, L.P. on Form S-3 of our report, which expresses an unqualified opinion and includes an explanatory paragraph relating to changes in accounting principles, dated October 12, 2004, appearing in this Annual Report on Form 10-K of Ferrellgas, L. P. for the year ended July 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
October 12, 2004